Prospectus Supplement filed under Rule 424(b)(3) S-3
                                                       Registration No.333-52237


PROSPECTUS SUPPLEMENT
(to Prospectus dated June 3, 1998)


THIS DOCUMENTS CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.


                             HEALTHSOUTH Corporation

                                  $567,750,000
                         3.25% Convertible Subordinated
                               Debentures due 2003

                                       and

                       15,501,707 SHARES OF COMMON STOCK,
                            PAR VALUE $.01 PER SHARE

   The Prospectus, dated June 3, 1998 (the "Prospectus"), relating to the offering for resale of $567,750,000 aggregate principal amount of 3.25%
Convertible Subordinated Debentures due 2003 and 15,501,707 shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation (the "Company"), is hereby supplemented as set forth below.

1. The information set forth opposite the name CREDIT SUISSE FIRST BOSTON CORPORATION in the table of Selling Securityholders on page 15 is amended as follows:

   Principal Amount of Debentures Beneficially Owned That May be Sold  4,500,000
   Percentage  of Debentures  Outstanding                                      *
   Number of Conversion  Shares                                          122,866
   Percentage of Common Stock Outstanding                                      *


2. COLONIAL PENN LIFE INSURANCE is added to the table of Securityholders on page 15 of the Prospectus, together with the following information as of recent date prior to the date of this Prospectus Supplement:

   Principal Amount of Debentures Beneficially Owned That May be Sold    500,000
   Percentage of Debentures Outstanding                                        *
   Number of Conversion Shares                                            13,651
   Percentage of Common Stock Outstanding                                      *

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3. Donaldson,  Lufkin & Jenrette Securities Corporation is added to the table of
   Securityholders on page 15 of the Prospectus, together with the following information as of recent date prior to the date of this Prospectus
   Supplement:

   Principal Amount of Debentures Beneficially Owned That May be Sold    200,000
   Percentage of Debentures Outstanding                                        *
   Number of Conversion Shares                                             5,640
   Percentage of Common Stock Outstanding                                      *


4. Gleneagles Fund is added to the table of Securityholders on page 15 of the Prospectus, together with the following information as of recent date prior to the date of this Prospectus Supplement:

   Principal Amount of Debentures Beneficially Owned That May be Sold    500,000
   Percentage of Debentures Outstanding                                        *
   Number of Conversion Shares                                            13,651
   Percentage of Common Stock Outstanding                                      *



   The date of this Prospectus Supplement is September 30, 1998.


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